Exhibit 3.1

KEATING CAPITAL, INC.

ARTICLES OF AMENDMENT

Keating Capital, Inc., a Maryland corporation (the “Company”), having its principal office in the State of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Company desires to, and does hereby, amend its charter (the “Charter”) as currently in effect as hereafter set forth.

SECOND:  The amendment to the Charter as set forth herein was approved by the Board of Directors of the Company, without the approval of the stockholders of the Company, in accordance with the requirements of Section 2-605 of the Maryland General Corporation Law and the Company’s Charter.

THIRD:  Charter is hereby amended by deleting the existing Article I in its entirety and substituting in lieu thereof a new Article I which reads as follows:

ARTICLE I
NAME

The name of the corporation is BDCA Venture, Inc.

FOURTH:  The effective date of these Articles of Amendment is 4:01 p.m. Eastern Time, July 1, 2014.

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IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Corporate Secretary on June 26, 2014.

    KEATING CAPITAL, INC.

	/s/Frederic M. Schweiger		/s/ Timothy J. Keating
Attest:	___________________________	By:	________________________________
	Frederic M. Schweiger		Timothy J. Keating
	Corporate Secretary		Chief Executive Officer

THE UNDERSIGNED, Timothy J. Keating, Chief Executive Officer of Keating Capital, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under penalties of perjury.

/s/ Timothy J. Keating
_________________________________
Timothy J. Keating

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